EXHIBIT (i)(2)

                                CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 87 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of my opinion dated November 26, 2001, which was filed as Exhibit (i) to Post-Effective Amendment No. 86.


                                  /s/ Robert J. Toner
                                  Robert J. Toner, Esq.

December 20, 2001
Boston, Massachusetts